                                                                    EXHIBIT 99.3

                                  Draft 5/8/03
                                NCRIC Group, Inc.
                  PROPOSED MAILING AND INFORMATIONAL MATERIALS
                                      INDEX

1.   Dear MHC Member Letter*

2.   Dear Potential Investor Letter*

3. Dear Friend Letter - Used as a Cover Letter for States Requiring "Agent" Mailing*

4.   Proxy and Stock Q&A (4a-4f)*

5.   Proxy Request Letter (immediate follow-up)

6.   Proxy Request

7.   Stock Order Form (page 1 of 2)*

8.   Stock Order Form (page 2 of 2)*

9.   Stock Order Form Guidelines*

10.  Invitation Letter - Informational Meetings

11. Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

12.  Dear Charter Shareholder - Confirmation Letter

13.  Dear Interested Investor - No Shares Available Letter

14.  Welcome Shareholder Letter - For Initial Certificate Mailing

15.  Dear Interested Subscriber Letter - Subscription Rejection

16.  Letter for Sandler O'Neill Mailing to Clients*

     *    Accompanied by a Prospectus

     Note: Items 1 through 9 are produced by the Financial Printer and Items 10 through 16 are produced by the conversion center.

                               [NCRIC Group, Inc.]

Dear Member of NCRIC MHC:

The Boards of Directors of NCRIC Group, Inc. (NCRIC Group) and NCRIC, A Mutual Holding Company (NCRIC MHC) have voted unanimously in favor of a plan of conversion and reorganization whereby NCRIC MHC will convert from the mutual holding company form of organization to the fully stock form. As part of this plan, NCRIC MHC and NCRIC Holdings, Inc. will be merged into NCRIC Group. Pursuant to the plan of conversion and reorganization, NCRIC Group will be succeeded by a new Delaware corporation with the same name. We are converting to ensure that NCRIC, Inc. remains a viable, competitive and financially sound insurance company.

As part of the conversion and reorganization, the shares of common stock owned by the existing shareholders (other than NCRIC MHC) of NCRIC Group will be exchanged for shares of common stock of the new Delaware Corporation, NCRIC Group, Inc.

To accomplish the conversion, your participation is extremely important. On behalf of the Board of Directors, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization and mailing your signed proxy card immediately in the enclosed WHITE postage-paid envelope marked "PROXY RETURN." Should you choose to attend the Special Meeting of Members of NCRIC MHC and vote in person, you may do so by giving written notice of revocation to the secretary of NICRIC MHC. If you have multiple policies at NCRIC, Inc. you may receive more than one mailing. If you do receive more than one proxy card, please vote, sign and return each one.

If the plan of conversion and reorganization is approved let me assure you that:

     . Existing insurance coverage under your policy will not undergo any change as a result of the conversion.
     . Voting for approval of the plan of conversion and reorganization will not obligate you to buy any shares of common stock.

As an eligible member, you may also take advantage of your nontransferable rights to subscribe for shares of NCRIC Group, Inc. common stock on a priority basis, before the common stock is offered to the general public. The enclosed proxy statement and prospectus describes the stock offering and the operations of NCRIC Group and its subsidiaries. If you wish to purchase common stock, please complete the stock order form and mail it, along with full payment for the shares, to NCRIC Group in the enclosed YELLOW postage-paid envelope marked "STOCK ORDER RETURN". Your order must be physically received by NCRIC Group no later than 3:00 p.m., Washington, D.C. Time, on Monday, June 16, 2003. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our stock information center at (866) 818-9961, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

                                               Sincerely,


                                               R. Ray Pate, Jr.
                                               President and
                                               Chief Executive Officer

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                               [NCRIC Group, Inc.]

Dear Potential Investor:

We are pleased to provide you with the enclosed material regarding the conversion and reorganization of NCRIC, A Mutual Holding Company from the mutual to the stock form of organization. As part of this plan, NCRIC, A Mutual Holding Company and NCRIC Holdings, Inc. will be merged into NCRIC Group, Inc. Pursuant to the plan of conversion and reorganization, NCRIC Group, Inc. will be succeeded by a new Delaware corporation with the same name.

This information packet includes the following:

     PROSPECTUS: This document provides detailed information regarding NCRIC, Group's operations and the proposed stock offering by NCRIC Group, Inc. Please read it carefully prior to making an investment decision.

     QUESTIONS & ANSWERS BROCHURE: This answers commonly asked questions about the conversion and offering.

     STOCK ORDER FORM: Use this form to subscribe for common stock and mail it, along with full payment for the shares, to NCRIC Group's stock information center in the enclosed postage-paid envelope marked "STOCK ORDER RETURN". Your order must be physically received by NCRIC Group's stock information center no later than 3:00 p.m., Washington, D.C. Time, on Monday, June 16, 2003.

We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the conversion or the prospectus, please call our stock information center at (866) 818-9961, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

                                               Sincerely,


                                               R. Ray Pate, Jr.
                                               President and
                                               Chief Executive Officer

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                       [Sandler O'Neill & Partners, L.P.]

Dear Friend of NCRIC, A Mutual Holding Company:

At the request of NCRIC Group, Inc. (NCRIC Group), NCRIC, A Mutual Holding Company (NCRIC MHC) we have enclosed material regarding the offering of common stock in connection with the conversion and reorganization of NCRIC MHC from a mutual to the stock form of organization. As part of this plan, NCRIC MHC and NCRIC Holdings, Inc. will be merged into NCRIC Group. Pursuant to the plan of conversion and reorganization, NCRIC Group will be succeeded by a new Delaware corporation with the same name. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of NCRIC Group, Inc.

Please read the prospectus carefully before making an investment decision. If you decide to subscribe for shares of NCRIC Group, Inc. common stock, you must return the properly completed and signed stock order form, along with full payment for the shares to NCRIC Group in the accompanying postage-paid envelope marked "STOCK ORDER RETURN." Your order must be physically received by NCRIC Group no later than 3:00 p.m., Washington, D.C. Time, on Monday, June 16, 2003. If you have any questions after reading the enclosed material, please call the stock information center at (866) 818-9961, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., and ask for a Sandler O'Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

                                               Sincerely,


                                               Sandler O'Neill & Partners, L.P.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Enclosure

                                    Questions
                                    & Answers

                                    About the
                                   Conversion

                                NCRIC Group, Inc.
                                      Logo

                               Holding Company for
                                   NCRIC, Inc.

4a

                              QUESTIONS AND ANSWERS

                              About the Conversion

The Boards of Directors of NCRIC, A Mutual Holding Company (NCRIC MHC) and NCRIC Group, Inc. (NCRIC Group) have adopted a plan of conversion and reorganization whereby NCRIC Group will convert from the mutual holding company form of organization to the stock form. As part of this plan, NCRIC MHC and NCRIC Holdings, Inc. will be merged into NCRIC Group. Pursuant to the plan of conversion and reorganization, NCRIC Group will be succeeded by a new Delaware corporation with the same name. The common stock of NCRIC Group will be offered to (i) NCRIC MHC's eligible members, (ii) tax-qualified employee benefit plans, and (iii) directors, officers and employees in a subscription offering and then to certain members of the general public in a community offering with preference given to NCRIC, Inc. policyholders who are not eligible members, policyholders of Commonwealth Medical Liability Insurance Company, and stockholders of NCRIC Group as of May 6, 2003. Shares of common stock that are not sold in the subscription and community offerings will be offered to the general public in a syndicated community offering.

NCRIC Group has received approval from the Commissioner of Insurance and Securities of the District of Columbia to convert from the mutual to the stock form of organization subject to an affirmative vote from a majority of the votes cast by NCRIC MHC eligible members for the plan of conversion and reorganization at a special meeting of members. The plan must also be approved by at least two-thirds of the outstanding common stock of NCRIC Group held by the stockholders and by a majority of the votes cast in person or by proxy by the public stockholders, excluding those shares held by NCRIC MHC, at the stockholders' annual meeting, so YOUR VOTE IS VERY IMPORTANT. Please return your proxy in the enclosed WHITE postage-paid envelope.

                       YOUR BOARDS OF DIRECTORS URGES YOU
     TO VOTE "FOR" THE PLAN OF CONVERSION AND REORGANIZATION AND RETURN YOUR
                                  PROXY TODAY.

                           Mutual to Stock Conversion

Q.   Why is NCRIC MHC converting to stock form?
A. The primary reasons for the conversion are (i) to enhance our strategic and financial flexibility by immediately increasing capital and furthering our future access to capital markets; (ii) to serve physicians' needs by maintaining NCRIC, Inc. as an effective and competitive insurer in the future; (iii) to support the increased level of risk retention in our reinsurance programs; (iv) to support the growth in premiums written and further opportunities for such growth; and (v) to enhance stockholder returns through higher earnings and enhanced capital management strategies.

4b

Q.   Will the conversion affect my insurance coverage with NCRIC Group?
A. No. Existing insurance coverage under your policy will not undergo any change as a result of the conversion.

                                  About Voting

Q.   Who is eligible to vote on the conversion?
A. Members of NCRIC MHC as of the close of business on January 28, 2003 (the "Voting Record Date").

Q.   Am I required to vote?
A. No. Members are not required to vote. However, because the conversion will produce a fundamental change in NCRIC Group's corporate structure, the Board of Directors encourages all members to vote.

Q.   How do I vote?
A. You may vote by mailing your signed proxy card in the xxxxx postage-paid envelope marked "PROXY RETURN." Should you choose to attend the Special Meeting of Members and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.   Why did I receive several proxies?
A. If you have more than one policy you may have received more than one proxy depending upon the ownership structure of your policy. Please vote, sign and return ALL proxy cards that you received.

Q. Does my vote for the plan of conversion and reorganization require me to buy common stock of NCRIC Group, Inc.?
A. No. Voting for the plan of conversion does not obligate you to buy shares of common stock of NCRIC Group.

                                 About The Stock

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.

Q.   What are the priorities of purchasing the common stock?
A. The common stock of NCRIC Group will be offered in a subscription offering in the following order of priority:

4c


[ ] Members of NCRIC MHC as of January 28, 2003

[ ] Employee benefit plans

[ ] Directors, officers and employees

     Common stock that is not sold in the subscription offering will be offered first to certain members of the general public in a community offering with preference given to: (i) policyholders of NCRIC, Inc. who are not eligible members; (ii) policyholders of Commonwealth Medical Liability Insurance Company, and (iii) stockholders of NCRIC Group as of May 6, 2003 and then, to the extent any shares remain, to the general public in a syndicated community offering and/or a public offering.

Q.   Will any policy that I hold with NCRIC, Inc. be converted into stock?
A. No. All policies remain as they were prior to the conversion. As an eligible member, you will receive priority over the general public in exercising your nontransferable right to subscribe for shares of common stock.

Q.   Will I receive a discount on the price of the common stock?
A. No. Regulations require that the offering price of the stock be the same for everyone. Members of NCRIC MHC, directors, officers and employees of NCRIC Group and the general public will pay the same price per share.

Q.   How many shares of common stock are being offered, and at what price?
A. NCRIC Group, Inc., is offering for sale up to 3,795,000 shares of common stock at a subscription price of $10.00 per share. Under certain circumstances, NCRIC Group may sell up to 4,364,250 shares.

Q.   How many shares of common stock can I purchase?
A. The minimum purchase is 100 shares. As more fully discussed in the plan of conversion and reorganization outlined in the prospectus, the maximum purchase by any person in the subscription or community offering is $1,000,000 (100,000 shares); no person by himself or herself, with an associate or group of persons acting in concert, may purchase more than $1,000,000 of common stock offered in the offering, except for NCRIC Group's employee benefit plans, which may subscribe for up to 12% of the common stock offered in the offering.

Q.   How do I order common stock?
A. You may subscribe for shares of common stock by completing and returning the stock order form, together with your payment by mail in the YELLOW postage-paid envelope marked "STOCK ORDER RETURN."

4d

Q.   How can I pay for my shares of common stock?
A. You can pay for the common stock by check or money order made payable to "Wilmington Trust Company, escrow agent to NCRIC Group, Inc.".

Q.   When is the deadline to subscribe for common stock?
A. An executed stock order form with the required full payment must be physically received by NCRIC Group's stock information center no later than 3:00 p.m. Washington D.C. time on Monday, June 16, 2003.

Q.   Will payments for common stock earn interest until the conversion closes?
A. No. Payments made to subscribe for shares will not earn interest unless the offering is extended beyond July 31 or terminated.

Q.   Will cash dividends be paid on the common stock?
A.   No. Cash dividends are not expected to be paid for the foreseeable future.

Q.   Will my common stock be covered by insurance?
A. No. The common stock cannot be insured or guaranteed by any government agency nor is it insured or guaranteed by NCRIC Group.

Q.   Where will the common stock be traded?
A. Upon completion of the conversion, NCRIC Group expects the stock to be traded on the Nasdaq National Market under the symbol "NCRI."

Q. Can I change my mind after I place an order to subscribe for shares of common stock?
A. No. After receipt by NCRIC Group, your order may not be modified or withdrawn.

                             Additional Information

Q.   What if I have additional questions or require more information?
A. NCRIC Group's proxy statement and the prospectus accompany this brochure and describe the conversion and offering in detail. Please read the proxy statement and prospectus carefully before voting or subscribing for common stock. If you have any questions after reading the enclosed material you may call our stock information center at (866) 818-9961, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Additional material may only be obtained from the stock information center.

4e

     To ensure that each purchaser receives a prospectus at least 48 hours prior to the expiration date of Monday, June 16, 2003 at 3:00 p.m., Washington D.C. time, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

4f

                               [NCRIC Group, Inc.]

                             A REQUEST THAT YOU VOTE

Dear Member of NCRIC MHC:

As a follow-up to our recent mailing, this is to remind you that your vote is very important.

The Boards of Directors of NCRIC Group, Inc. and NCRIC, A Mutual Holding Company have voted unanimously in favor of a plan of conversion and reorganization whereby NCRIC, A Mutual Holding Company will convert from the mutual holding company form of organization to the fully stock form. We are converting to ensure that NCRIC, Inc. remains a viable, competitive and financially sound insurance company.

To accomplish the conversion, your participation is extremely important. On behalf of the Boards, I ask that you help us meet our goal by casting your vote in favor of the plan of conversion and reorganization and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked "PROXY RETURN." Should you choose to attend the Special Meeting of Members and vote in person, you may do so by giving written notice of revocation to the secretary of NCRIC, A Mutual Holding Company. If you have multiple policies at NCRIC, Inc., you may receive more than one mailing. If you do receive more than one proxy card, please vote, sign and return each one.

If the plan of conversion and reorganization assure you that:

     . Existing insurance coverage under your policy will not undergo any change as a result of the conversion.

     . Voting for approval of the plan of conversion and reorganization will not obligate you to buy any shares of common stock

If you have any questions after reading the enclosed material, please call our stock information center at (866) 818-9961, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

                                               Sincerely,


                                               R. Ray Pate, Jr.
                                               President and
                                               Chief Executive Officer

                                  PROXY REQUEST

                                      Logo

                                WE NEED YOUR VOTE

Dear Member of NCRIC, A Mutual Holding Company:

Your vote on our plan of conversion and reorganization has not yet been received. Your vote is very important to us. Please vote and mail the enclosed proxy today.

     Remember: Voting does not obligate you to buy shares of common stock. Your Boards of Directors has approved the plan of conversion and reorganization and urges you to vote in favor of this plan. Your existing insurance coverage under your policy will not undergo any change as a result of the conversion.

A postage-paid envelope is enclosed with the proxy form. If you have any questions, please call our stock information center at (866) 818-9961.

                                               Sincerely,

                                               R. Ray Pate, Jr.
                                               President and
                                               Chief Executive Officer

            Please vote today by returning all proxy forms received.

                               [NCRIC Group, Inc.]

                                                              , 2003
                                               ---------------

Dear           :
     ----------

The Boards of Directors of NCRIC Group, Inc. and NCRIC, A Mutual Holding Company have voted unanimously in favor of a plan of conversion and reorganization whereby NCRIC, A Mutual Holding Company will convert from the mutual holding company form of organization to the fully stock form. As part of this plan, NCRIC, A Mutual Holding Company and NCRIC Holdings, Inc. will be merged into NCRIC Group, Inc. Pursuant to the plan of conversion and reorganization, NCRIC Group will be succeeded by a new Delaware corporation with the same name. We are converting to ensure that NCRIC, Inc. remains a viable, competitive and financially sound insurance company.

To learn more about the conversion and stock offering you are cordially invited to join members of our senior management team at a community meeting to be held
on    at x:00 p.m.
  ---

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion and offering, please call our stock information center at (866) 818-9961, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m.

                                               Sincerely,


                                               R. Ray Pate, Jr.
                                               President and
                                               Chief Executive Officer

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Conversion Center)

                               [NCRIC Group, Inc.]

                                                              , 2003
                                               ---------------

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of common stock in NCRIC Group, Inc.

At this time, we cannot confirm the number of shares of NCRIC Group, Inc. common stock that will be issued to you. Such allocation will be made in accordance with the plan of conversion and reorganization following completion of the stock offering.

If you have any questions, please call our stock information center at (866) 818-9961.

                                               Sincerely,


                                               NCRIC Group, Inc.
                                               Stock Information Center

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Conversion Center)

                               [NCRIC Group, Inc.]

                                                              , 2003
                                               ---------------

Dear Charter Shareholder:

We appreciate your interest in the stock offering of NCRIC Group, Inc. Due to the excellent response from NCRIC, A Mutual Holding Company's eligible members, we are unable to complete all orders in full. Consequently, in accordance with the provisions of the plan of conversion and reorganization, you were allocated shares at a price of $10.00 per share. A refund of any balance due you
------
will be mailed promptly.

The purchase date and closing of the transaction occurred on            XX,
                                                             ----------
2003. Trading will commence on the Nasdaq National Market under the symbol
"NCRI" on            XX, 2003. Your stock certificate will be mailed to you
          ----------
shortly.

We thank you for your interest in NCRIC Group, Inc. and welcome you as a charter shareholder.

                                               Sincerely,


                                               NCRIC Group, Inc.
                                               Stock Information Center

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Conversion Center)

                               [NCRIC Group, Inc.]

                                                              , 2003
                                               ---------------

Dear Interested Investor:

We recently completed our subscription and community offerings. Unfortunately, due to the excellent response from NCRIC, A Mutual Holding Company's eligible members, stock was not available for any other category. A refund of any balance due you will be mailed promptly.

We appreciate your interest in NCRIC Group, Inc. and hope you become an owner of our stock in the future. The stock will trade on the Nasdaq National Market under the symbol "NCRI."

                                               Sincerely,


                                               NCRIC Group, Inc.
                                               Stock Information Center

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Conversion Center)

                               [NCRIC Group, Inc.]

                                               xxxxx, 2003

Welcome Shareholder:

We are pleased to enclose the stock certificate that represents your share of ownership in NCRIC Group, Inc., the parent holding company of NCRIC, Inc. and NCRIC MSO, Inc.

Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact our transfer agent immediately at the following address:

                         Registrar and Transfer Company
                          Investor Relations Department
                                10 Commerce Drive
                             Cranford, NJ 07016-3572
                                1 (800) 368-5948
                              email: info@rtco.com

Also, please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Boards of Directors of NCRIC Group, Inc. and our employees, I would like to thank you for supporting our offering.

                                               Sincerely,


                                               R. Ray Pate, Jr.
                                               President and
                                               Chief Executive Officer

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                               [NCRIC Group, Inc.]

                                                              , 2003
                                               ---------------

Dear Interested Subscriber:

We regret to inform you that your order for shares of NCRIC Group, Inc. common stock has not been accepted by NCRIC, A Mutual Holding Company or NCRIC Group, Inc., in our community offering. In accordance with our plan of conversion and reorganization of NCRIC, A Mutual Holding Company and NCRIC Group, Inc. have the absolute right to reject the subscription of any community member, in whole or in part, in the community offering.

Enclosed is a check representing your refund.

                                               Sincerely,


                                               NCRIC Group, Inc.
                                               Conversion Center

(Printed by Conversion Center)

                       [Sandler O'Neill & Partners, L. P.]

                                                              , 2003
                                               ---------------

To Our Friends:

We are enclosing the offering material for NCRIC Group, Inc., established by NCRIC, A Mutual Holding Company, which is now in the process of converting from the mutual holding company form of organization to the stock form.

Sandler O'Neill & Partners, L.P. is managing the subscription offering of NCRIC Group, which will conclude at 3:00 p.m., Washington D.C. time, on June 16, 2003. Sandler O'Neill is also providing conversion agent and proxy solicitation services for NCRIC Group. In the event that all the common stock is not sold in the subscription and community offering, Sandler O'Neill may form and manage a syndicate of broker/dealers to sell the remaining common stock and/or offer the common stock in a public offering.

Members of the general public, other than residents of xxxxxxx, are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

                                               Sincerely,


                                               Sandler O'Neill & Partners, L.P.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Sandler O'Neill)

13